UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2022

DISTRIBUTION SOLUTIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10546	36-2229304
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8770 W. Bryn Mawr Ave., Suite 900, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(773) 304-5050

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.00 par value	DSGR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01	Other Events.

The Board of Directors (the “Board”) of Distribution Solutions Group, Inc., a Delaware corporation (the “Company”), has determined that the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) will be held virtually by means of remote communication on Tuesday, November 15, 2022. The Company will publish additional details regarding the time of, record date for and matters to be voted on at the 2022 Annual Meeting in the Company’s proxy statement for the 2022 Annual Meeting. The Company anticipates sending proxy materials for the meeting to stockholders in October 2022.

Because the date of the 2022 Annual Meeting differs by more than 30 days from the anniversary date of the 2021 Annual Meeting of Stockholders, the Company is hereby providing notice, in accordance Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the revised deadlines for any stockholder proposals pursuant to Rule 14a-8 under the Exchange Act, for any stockholder proposals outside of Rule 14a-8 and for any stockholder nominations for directors to be elected to the Board.

Deadline for Rule 14a-8 Proposals

Any stockholder proposal intended to be considered for inclusion in the Company’s proxy materials for the 2022 Annual Meeting in accordance with Rule 14a-8 must be in writing and received by the Corporate Secretary at the Company’s corporate headquarters located at 8770 W. Bryn Mawr Avenue, Suite 900, Chicago, Illinois 60631 on or before the close of business on October 10, 2022, which the Company believes to be a reasonable time before the Company begins to print and send its proxy materials for the 2022 Annual Meeting. Any such notice or proposal must also comply with all other applicable requirements set forth in the rules and regulations of the SEC and the Company’s Amended and Restated Bylaws (the “Bylaws”).

Deadline for Stockholder Proposals (other than Rule 14a-8 Proposals and Stockholder Nominations for Directors)

Under the Company’s Bylaws, stockholders who wish to present a proposal for business (other than any stockholder proposals made in accordance with Rule 14a-8, as described above, and other than any stockholder nominations for directors, as described below) at the 2022 Annual Meeting must deliver notice of such stockholder proposal to the Corporate Secretary at the Company’s corporate headquarters, 8770 W. Bryn Mawr, Suite 900, Chicago, Illinois 60631 not later than the close of business on October 10, 2022, which is the 10th day following the date on which public announcement of the 2022 Annual Meeting date was first made by the Company. Any such notice or proposal must also comply with all other applicable requirements set forth in the Company’s Bylaws.

Deadline for Stockholder Nominations for Directors

Under the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), stockholders who wish to nominate a candidate for election to the Board at the 2022 Annual Meeting must so indicate by notice in writing, delivered or mailed by first class mail, postage prepaid, to the Corporate Secretary not less than 14 days prior to the 2022 Annual Meeting; provided, however, that if less than 21 days notice of the 2022 Annual Meeting is given to stockholders, such written notice shall be delivered or mailed to the Corporate Secretary not later than the close of the seventh day following the day on which notice of the meeting was mailed to the Company’s stockholders. Accordingly, such deadline will be Tuesday, November 1, 2022, for a 2022 Annual Meeting held on November 15, 2022. Any such notice or nomination must also comply with all other applicable requirements set forth in the Company’s Certificate of Incorporation and Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISTRIBUTION SOLUTIONS GROUP, INC.
(Registrant)

Date: September 30, 2022	By:	/s/ Ronald J. Knutson
	Name:	Ronald J. Knutson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer